================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  JULY 6, 2000

                Date of Report (date of earliest event reported)

                               DIGITALTHINK, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



           DELAWARE                       000-28687              94-3244366
--------------------------------  ------------------------   -----------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             1098 HARRISON STREET
                           SAN FRANCISCO, CALIFORNIA 94103
                    (Address of principal executive offices)

                                 (415) 625-4000
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)





================================================================================

Item 2. Acquisition or Disposition of Assets

     Pursuant to an Agreement and Plan of Merger dated July 6, 2000 (the "Merger Agreement"), among Registrant, DT Arista Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant ("Merger Sub"), and Arista Knowledge Systems, Inc., a Delaware corporation ("Arista"), Merger Sub has merged with and into Arista (the "Merger"). Pursuant to the Merger, Registrant issued 586,389 shares of common stock, with each share of outstanding Arista common stock and preferred stock converted into 0.0588 shares of the Registrant's common stock (the "Exchange Ratio"). The Exchange Ratio was the result of arm's length negotiations between the Registrant and Arista.

     The Merger Agreement is attached as an Exhibit hereto.


Item 7. Financial Statements and Exhibits


     a) Financial Statements and Pro-Forma Financial Information.

     It is impracticable to provide the required financial statements as of the filing of this report. Registrant will file audited and pro forma financial statements required under this item within the time period required by applicable rules of the Securities and Exchange Commission.

     c) Exhibits

     99.1 Agreement and Plan of Merger among and between Registrant, Merger Sub and Arista dated July 6, 2000.


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 21, 2000                    DIGITALTHINK, INC.

                                        /s/ PETER J. GOETTNER
                                        ----------------------------------
                                        Peter J. Goettner
                                        President and Chief Executive Officer

                               DIGITALTHINK, INC.

                            EXHIBIT INDEX TO FORM 8-K
                               Dated July 21, 2000

Exhibit


99.1 Agreement and Plan of Merger among and between Registrant, DT Arista Sub, Inc. and Arista Knowledge Systems, Inc. dated July 6, 2000.